Exhibit 10.1

MORTGAGE NOTE

Amount: (U.S. $795,000.00)

Date of this Note: March 29, 2019

FOR VALUE RECEIVED, the undersigned, SACHEM CAPITAL CORP., a New York corporation, having a mailing address of 23 Laurel Street, Branford, Connecticut 06405 (herein referred to as the “Borrower”), promises to pay to the order of BANKWELL BANK, having an office at 208 Elm Street, New Canaan, Connecticut 06840 (the “Lender”), the principal sum in the amount of SEVEN HUNDRED NINETY FIVE THOUSAND AND 00/100 U.S. DOLLARS (U.S. $795,000.00), plus interest, payable at the rate and in the manner provided in this Note (the “Loan”), together with all taxes assessed upon said sum (other than income or franchise taxes) against the holder, including without limitations the Lender, of this Note (the “Holder”) and any costs and expenses, including reasonable attorneys’ fees, incurred in the collection of this Note or in protecting or sustaining the lien of the same.

1.	INTEREST RATE.

From the date hereof until March 31, 2029, the outstanding principal balance of this Note shall bear interest, payable monthly in arrears, at a fixed rate of five and six one hundredths (5.06%) per annum (the “Interest Rate”), on the outstanding balance of the Loan from time to time.

2.1	REPAYMENT.

The principal sum and interest shall be due and payable in monthly installments as follows:

(a)       Commencing on May 1, 2019 and continuing on the same day of each subsequent month thereafter for one hundred twenty (120) months, Borrower shall make equal monthly payments of principal and interest payable in the amount of four thousand seven hundred ten (10) days U.S. dollars (U.S. $4,710.15) which is the sum required to repay the balance of the Loan amortized over a twenty-five (25) year term at the Interest Rate.

(b)       The entire principal balance of the indebtedness evidenced by this Note and all interest and other amounts payable under this Note from time to time shall have been paid in full on March 31, 2029 (the “Maturity Date”).

(c)       The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

2.2	USE OF LOAN PROCEEDS.

(a)       The Borrower covenants and agrees that the proceeds of the Loan shall be utilized to refinance the property located at 698 Main Street, Branford, Connecticut (the “Property”).

(b)       The Borrower attests that the proceeds of this Note are to be used for commercial purposes and that no part of such proceeds will be used, in whole or in part, for purchasing or carrying any “margin security” as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

3.	COVENANTS.

(i)         Debt Service Coverage Ratio: Borrower shall maintain a Debt Service Coverage Ratio (the “DSCR Ratio”) of not less than 1.25 to 1.0, measured annually at the end of each calendar year during the term of the Loan commencing for the year ended December 31, 2019. “Debt Service Coverage Ratio” is calculated as the ratio of EBITDA minus all distributions and dividends to shareholders; to the sum of (a) interest expense accrued for such period paid in cash at any time by Borrower, (b) CPLTD, (c) capitalized interest on mortgage loans, and (d) amortization on any discounts on mortgage loans. CPLTD is defined as the current portion of the loan debt paid during the applicable period. EBITDA is defined as net income for an accounting period before provision for payment of interest expense and federal income taxes plus depreciation and amortization to the extent deducted from such net income during such accounting period, all as determined by GAAP. GAAP is defined as Generally Accepted Accounting Principals and practices consistently applied from accounting period to accounting period.

(ii)        Subordinated Debt: No other financing by the Borrower will be permitted throughout the term of this Loan without Lender’s prior written consent, which consent shall be at Lender’s sole discretion.

(iii)       Demand Deposit Accounts: The Borrower will be required to maintain its real estate operating accounts in the name of Borrower with the Lender for the entire term of the Loan until such time as the Loan and all other indebtedness under the Loan Documents (as hereinafter defined) are paid in full. Failure to establish and maintain any such account(s) shall constitute a default under the Loan.

(iv)       Monthly Payments: The Lender will automatically debit the monthly mortgage payments due hereunder from the Commercial Checking Account established with Lender pursuant to the Automatic Payment Addendum to Note attached hereto and made a part hereof.

4.	APPLICATION OF PAYMENTS.

Payments will be applied first to fully pay costs and expenses incurred by the Lender in collecting this Note or in sustaining and/or enforcing any security granted to secure this Note, if any, then to fully pay any outstanding late charges or prepayment fees, then to fully pay accrued interest and the remainder will be applied to principal.

5.	LATE CHARGE.

Borrower shall pay the Lender a late charge of five (5.00%) percent of any payment, or part thereof, including, but not limited to, the sum due upon the Maturity Date, not received by the Lender within ten (10) days after the installment is due, to cover the additional expenses involved in handling such overdue installment. This charge shall be in addition to, and not in lieu of, any other remedy the Lender may have and is in addition to any reasonable fees and charges of any agents or attorneys which the Lender is entitled to as a result of an Event of Default hereunder, whether authorized herein or by law. Borrower will pay this late charge promptly.

6.	DEFAULT.

Upon the occurrence of any Event of Default (as hereinafter defined), the entire outstanding balance of this Note shall, at the option of the Lender (but, in the case of an Event of Default under clause (iv) below, automatically), become immediately due and payable without notice or demand, and in any event, interest shall immediately accrue at a “default rate” which means the rate of interest which is eighteen percent (18%) per annum, but in no event to exceed the maximum rate allowed by law.

2

An Event of Default is defined as any one of the following:

(i)         The failure to pay the Loan in full on maturity, or the failure to pay any other installment of principal and/or interest, or any other sum due hereunder upon maturity or within ten (10) days from the date when such installment is otherwise due and payable;

(ii)        The failure to pay taxes on the Loan, or any tax or assessment upon any collateral securing the Loan, on or before the date the same shall become delinquent;

(iii)       The occurrence of an Event of Default (as defined therein) under the loan documents executed as a part of the Loan transaction (the “Loan Documents”) (beyond any grace periods set forth in said agreements, if any);

(iv)       The filing by or against Borrower or any guarantor or any indemnitor of any petition, arrangement, reorganization, or the like under any insolvency or bankruptcy law, or the adjudication of Borrower or any indemnitor as a bankrupt (and if such filing is involuntary, the failure to have same dismissed within sixty (60) days from the date of filing), or the making of an assignment for the benefit of creditors, or the appointment of a receiver for any part of Borrower’s or any guarantor’s or any indemnitor’s properties or the admission in writing by Borrower, any guarantor or any indemnitor of the its/his/hers inability to pay debts as they become due;

(v)       Borrower’s failure to have any lien, attachment or encumbrance which is enforced or levied against the Property without Lender’s consent (other than the lien for ad valorem taxes not yet due) discharged, released and/or satisfied within thirty (30) days after its recording;

(vi)      The occurrence of any of the following events: (a) a change, without Lender’s prior written consent, in the nature of the use or occupancy of the Property which materially increases the possibility of a violation of any state or federal environmental law or regulation, (b) the failure of Borrower to promptly contain, remove or mitigate any violation of environmental law or regulation, or (c) Borrower’s failure to promptly upon request reimburse the State of Connecticut, the federal government or Lender for any amounts expended by them with respect to any violation of environmental law or regulation;

(vii)     The breach of any material warranty or the untruth or inaccuracy of any material representations of Borrower or any guarantor or any indemnitor contained in the Loan Documents;

(viii)    The occurrence of a default under, or demand for the payment of, any other note or obligation of Borrower or any guarantor or any indemnitor to Lender;

(ix)       The death, incapacity, or dissolution, as is applicable, of Borrower or any guarantor or any indemnitor, or the attempted revocation or termination by any guarantor or any indemnitor of any guaranty and/or indemnity agreement; provided, however, upon the death of a guarantor or an indemnitor it shall not be an Event of Default hereunder if within ninety (90) days of such death a substitute guarantor and/or indemnitor, as applicable, acceptable to Lender in its sole discretion shall have been provided within ninety (90) days and such substitute guarantor and/or indemnitor executes any and all documentation required by Lender as such substitute guarantor and/or indemnitor.

3

(x)        The passage or enforcement of any federal, state, or local law or the rendition of a final decision of any court (other than a law or decision with respect to a tax upon the general revenues of the Lender) in any way directly and materially and adversely changing or affecting the Loan or lessening the net income thereon in a fashion which is not corrected or reimbursed by the Borrower

(xi)       The passage or enforcement of any federal, state, or local law or the rendition of a final decision of any court in any way impairing Lender’s ability to charge and collect the interest stated under the Loan, including without limitation, the ability to vary the interest payable under the Loan in accordance with the terms hereof; or

(xii)      Upon failure to be in compliance with the Loan covenants, as set forth herein beyond any applicable cure periods, if any.

7.	PREPAYMENT.

The Borrower may prepay the Loan in part or in full at any time during the term of the Loan upon payment, at the time of such prepayment, of a prepayment fee as follows: (i) during the first (1st) year of the term of the Loan, the prepayment fee shall be five percent (5%) of the principal prepayment; (ii) during the second (2nd) year of the term of the Loan, the prepayment fee shall be four percent (4%) of the principal prepayment; (iii) during the third (3rd) year of the term of the Loan, the prepayment fee shall be three percent (3%) of the principal prepayment; (iv) during the fourth (4th) year of the term of the Loan, the prepayment fee shall be two percent (2%) of the principal prepayment; (v) during the fifth (5th) year of the term of the Loan and thereafter, the prepayment fee shall be one percent (1%) of any principal prepayment. Notwithstanding anything to the contrary herein, there shall be no prepayment fee due in the event Borrower makes annual prepayments (a) within ninety (90) days of the scheduled Maturity Date; or (b) if prepayment is made exclusively from the operating surplus cash flows generated by Borrower.

If the Loan shall be accelerated for any reason whatsoever pursuant to the Loan Documents, the applicable prepayment fee in effect as of the date of such acceleration shall be paid. All prepayments of principal shall be accompanied by and applied first to the payment of costs and expenses, then to unpaid late charges and prepayment fees, then to accrued and unpaid interest and the balance on account of the unpaid principal in the inverse order of maturity. Any partial prepayments shall not affect the Borrower’s obligation to make the regular installments required hereunder until the Loan is fully paid.

8.	PREJUDGMENT REMEDY WAIVER.

BORROWER ACKNOWLEDGES AND REPRESENTS THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND THAT THE PROCEEDS OF THE LOAN SHALL NOT BE USED FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES. BORROWER AND ANY SUBSEQUENT ENDORSER, INDEMNITOR OR OTHER ACCOMMODATION MAKER HEREBY VOLUNTARILY WAIVE ANY RIGHTS TO NOTICE OR HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES AS NOW OR HEREAFTER AMENDED, OR AS OTHERWISE REQUIRED BY ANY LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER MAY ELECT TO USE OR WHICH IT MAY AVAIL ITSELF. THE BORROWER FURTHER WAIVES ANY REQUIREMENTS THAT LENDER OBTAIN A BOND OR ANY SIMILAR DEVICE IN CONNECTION WITH THE EXERCISE OF ANY REMEDY OR THE ENFORCEMENT OF ANY RIGHT HEREUNDER OR PERTAINING TO THE LOAN.

4

9.	WAIVER OF RIGHT TO TRIAL BY JURY.

BORROWER AND ANY SUBSEQUENT ENDORSER, INDEMNITOR (FOR PURPOSES OF THIS SECTION 9) OR OTHER ACCOMMODATION MAKER (COLLECTIVELY THE “BORROWER”) WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE OR ANY CONDUCT RELATING TO THE ADMINISTRATION OR ENFORCEMENT OF THIS NOTE OR ARISING FROM THE DEBTOR/CREDITOR RELATIONSHIP OF THE PARTIES HERETO. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY THE BORROWER, AND THE BORROWER ACKNOWLEDGES THAT LENDER HAS NOT MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE BORROWER ACKNOWLEDGES THAT THIS WAIVER MAY DEPRIVE BORROWER OF AN IMPORTANT RIGHT AND THAT SUCH WAIVER HAS KNOWINGLY AND VOLUNTARILY BEEN AGREED TO BY THE BORROWER. THE BORROWER FURTHER ACKNOWLEDGES THAT BORROWER HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED BY BORROWER AND THAT BORROWER HAS HAD THE TIME TO DISCUSS THIS WAIVER WITH HIS LEGAL COUNSEL.

10.	DELAY IN ENFORCEMENT.

The liability of Borrower and any subsequent endorser, indemnitor or other accommodation maker under this Note is unconditional and shall not be affected by an extension of time, renewal, waiver or any other modification whatsoever, granted or consented to by the Holder. Any failure by the Holder to exercise any right it may have under this Note is not a waiver of the Holder’s right to exercise the same or any other right at any other time.

11.	CHANGES.

No agreement by the Holder to change, waive or release the terms of this Note will be valid unless it is in writing and signed by Borrower and the Holder.

12.	WAIVER.

BORROWER AND ANY SUBSEQUENT ENDORSER, INDEMNITOR OR OTHER ACCOMMODATION MAKER WAIVES PRESENTMENT, DEMAND FOR PAYMENT AND NOTICE OF DISHONOR.

13.	CONNECTICUT LAW.

The provisions of this Note shall be governed by the laws of the State of Connecticut.

14.	JURISDICTION AND VENUE.

Any action or proceeding to enforce or defend any rights under this Note or under any agreement, instrument or other document contemplated hereby or related hereto; directly or indirectly related to or connected with the Loan or the administration or enforcement thereof; or arising from the debtor/creditor relationship of the Borrower and the Lender shall be brought only in the Superior Court of Connecticut or the United States District Court for the District of Connecticut. The parties hereto agree that any proceeding instituted in either of such courts shall be of proper venue, that such courts shall have personal jurisdiction over the parties. Any judgment or decree obtained in any such action or proceeding may be filed or enforced in any other appropriate court.

5

15.	RIGHT OF SET-OFF.

Upon the occurrence of any Event of Default, the Lender shall have the right to set-off against the Loan all of Borrower’s deposits, credit and property now or hereafter in the possession or control of the Lender, its agent or bailee or in transit to it. The Lender may apply the same, or any part thereof, to the Loan without prior notice or demand.

16.	INVALIDITY.

If any provision of this Note or the application of any provision to any person or circumstance shall be invalid or unenforceable, neither the balance of this Note nor the application of the provision to other persons or circumstances shall be affected.

17.	JOINT AND SEVERAL LIABILITY, BINDING EFFECT.

This Note and all obligations hereunder, to the extent signed by more than one party, shall be the joint and several obligations of each Borrower, and any endorsers or other accommodation makers, and each provision hereof shall apply to each and all jointly and severally. The provisions of this Note are binding on the successors and assigns of Borrower and shall inure to the benefit of the Lender, its successors and assigns and to subsequent Holders of this Note.

18.	INTERPRETATION.

Captions and headings used in this Note are for convenience only. The term “Borrower” and any pronoun referring thereto as used herein shall be construed in the masculine, feminine or neuter as the context may require. The singular includes the plural and the plural includes the singular. “Any” means any and all.

19.	RECOVERY OF PAYMENT.

To the extent the Loan is reduced or paid in full by reason of any payment to the Lender by any subsequent accommodation maker, endorser or indemnitor, and all or any part of such payment is rescinded, avoided or recovered from the Lender for any reason whatsoever, including, without limitation, any proceedings in connection with the insolvency, bankruptcy or reorganization of such accommodation maker, endorser or indemnitor, the amount of such rescinded, avoided or refused payment shall be added to or, in the event the Note has been previously-paid in full, shall revive the principal balance of this Note upon which interest may be charged at the applicable rate set forth in this Note and shall be considered part of the Loan and all terms and provisions herein shall thereafter apply to same.

6

20.	NO VIOLATIONS OF GOVERNMENTAL PROHIBITIONS.

Neither the making of the Loan, nor the receipt of Loan proceeds by Borrower, violates any law applicable to Borrower, including, without limitation, any of the Terrorism Laws. Neither the making of the Loan, nor the receipt of Loan proceeds by Borrower (a “Principal Party”) violates any of the Terrorism Laws applicable to any of the Principal Parties. To Borrower’s best knowledge, no holder of any direct or indirect equitable, legal or beneficial interest in Borrower or any Principal Party is the subject of any of the Terrorism Laws. No portion of the Loan proceeds will be used, disbursed or distributed by Borrower for any purpose, or to any Person, directly or indirectly, in violation of any law including, without limitation, any of the Terrorism Laws. As used in this Agreement, the term “Terrorism Laws” means Executive Order 13224 issued by the President of the United States of America, the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), and the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), and all other present and future federal, state and local laws, ordinances, regulations, policies and any other requirements of any Governmental Agency (including, without limitation, the United States Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as hereafter supplemented, amended or modified from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar laws, ordinances, regulations, policies or requirements of other States or localities.

21.	COMPLIANCE WITH GOVERNMENTAL PROHIBITIONS.

No portion of the Loan proceeds will be used, disbursed or distributed by Borrower for any purpose, or to any Person, in violation of any law including, without limitation, any of the Terrorism Laws. Borrower shall provide Lender with immediate written notice (a) of any failure of any of the representations and warranties set forth in Section 20 of this Note to be true, correct and complete in all respects at any time, or (b) if Borrower obtains knowledge that Borrower, or any holder at any time of any direct or indirect equitable, legal or beneficial interest in Borrower is the subject of any of the Terrorism Laws. Borrower shall immediately and diligently take, or cause to be immediately and diligently taken, all necessary action to comply with all Terrorism Laws and to cause the representations and warranties set forth in Section 20 of this Note.

22.	SECURITY.

This Note is secured by, among other things, an Open-End Mortgage Deed, Security Agreement and Fixture Filing (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Mortgage”) of even date herewith as a valid and enforceable first priority mortgage lien on the Property.

REMAINDER OF PAGE LEFT BLANK

SIGNATURE PAGE TO FOLLOW

7

IN WITNESS WHEREOF, Borrower has duly executed this Mortgage Note under seal as of the day and year first hereinabove set forth.

SIGNED, SEALED AND DELIVERED	BORROWER:
IN THE PRESENCE OF:
SACHEM CAPITAL CORP.,
/s/ Peter Giannotti	a New York corporation
Name: Peter Giannotti
	By:	/s/ John L. Villano
/s/ Lauren Grady	Name: John L. Villano
Name: Lauren Grady	Its: Co-Chief Executive Officer
Duly Authorized

	By:	/s/ Jeffrey C. Villano
Name: Jeffrey C. Villano
Its: Co-Chief Executive Officer
Duly Authorized

STATE OF CONNECTICUT	)
	)	ss: Branford
COUNTY OF NEW HAVEN	)

Before me, the undersigned, this 29th day of March 2019, before me, the undersigned officer, personally appeared John L. Villano and Jeffrey C. Villano, each who acknowledged himself to be a Co-Chief Executive Officer of Sachem Capital Corp., a New York corporation, and that they in such capacity being authorized so to do, executed the foregoing instrument for the purposes therein contained, each by signing the name of the corporation as Co-Chief Executive Officer.

In Witness Whereof, I hereunto set my hand.

/s/ Peter Giannotti
Name: Peter Giannotti
Commissioner of the Superior Court

[Signature and Acknowledgement page to Mortgage Note]